10.19

                                 LEASE AGREEMENT

                                     BETWEEN

                          CORRIDOR PARK POINTE II, L.P.

                                  as Landlord,

                                       and

                       INTELLIGENT REASONING SYSTEMS, INC.

                                   as Tenant,

                 Covering approximately 15,136 gross square feet
                    of the Building known (or to be known) as

                              CORRIDOR PARK POINTE
                                   BUILDING E

                                   located at

                             100 Michael Angelo Way
                                    Suite 900

                               Austin, Texas 78728

                                 LEASE AGREEMENT

THIS LEASE AGREEMEN7 (this "Lease") is made and entered into by and between CORRIDOR PARK POINTE II, L.P., a Delaware limited partnership, hereinafter referred to as "Landlord," and Intelligent Reasoning Systems, Inc., hereinafter referred to as "Tenant."

1. PREMISES AND TERM. In consideration of the mutual obligations of Landlord and Tenant set forth herein, Landlord leases to Tenant, and Tenant hereby takes from Landlord, certain ]eased premises situated within the County of Travis, State of Texas, as more particularly described on EXHIBIT "A" attached hereto and incorporated herein by reference (the "Premises") to have and to hold, subject to the terms, covenants and conditions in this Lease. The term of this Lease shall commence on the Commencement Date herein set forth and shall end on the last day of the month that is Sixty (60) months after the Commencement Date.

Building or Improvements to Be Constructed. If the Premises or part thereof are to be constructed, the "Commencement Date" shall be deemed to be the earliest of: (i) the date upon which the Premises and other improvements to be erected in accordance with the plans and specifications described on EXHIBIT "B" attached hereto and incorporated herein by reference (the "Plans") have been substantially completed; (ii) the date on which the Premises or such improvements would have been substantially completed but for delays caused directly or indirectly by Tenant, including Plan delays or change orders; or
(iii) the date on which Tenant occupies any part of the Premises. As used herein, the term "substantially completed" shall mean that, in the opinion of the architect or space planner-that prepared the Plans, such improvements have been completed in accordance with the Plans, and the Premises are in good and satisfactory condition, with the exception of completion of minor punch list items. As soon as such improvements have been substantially completed, Landlord shall notify Tenant in writing that the Commencement Date has occurred.

2. BASE RENT, SECURITY DEPOSIT AND ESCROW DEPOSITS.

      A. Base Rent. Tenant agrees to pay Landlord rent for the Premises, in advance, without demand, deduction or set off, at the following rate per month:

         Months 1-12               $.77/sf/mo. - $11,654.72/mo.
         Months 13-24              $.80/sf/mo. - $12,108.80/mo.
         Months 25-36              $.84/sf/mo. - $12,714.24/mo.
         Months 37-48              $.92/sf/mo. - $13,925.12/mo.
         Months 49-60              $.95/sf/mo. - $14,379.20/mo.

The Base Rent described above and the other monthly charges set forth in Paragraph 2C below, shall be paid monthly, in advance, during the first sixty
(60) months of the Lease, with the first of such monthly payments due and payable on June 1, 1999. Like monthly installments shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date, except that all payments due hereunder for any fractional calendar month shall be prorated.

      B. Security Deposit. In addition, Tenant agrees to deposit with Landlord on the date hereof the sum of 100,000.00 which shall be held by Landlord, without obligation for interest, as security for the performance of Tenant's obligations under this Lease (the "Security Deposit"), (See EXHIBIT "C," PARAGRAPH 2), it being expressly understood and agreed that the Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon occurrence of an Event of Default, Landlord may use all or part of the Security Deposit to pay past due rent or other payments due Landlord under this Lease or the cost of any other damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law. On demand, Tenant shall pay Landlord the amount that will restore the Security Deposit to its original amount. The Security Deposit shall be deemed the properly of Landlord, but any remaining balance of the Security Deposit shall be returned by Landlord to Tenant when all of Tenant's present and future obligations under this Lease have been fulfilled.

      C. Escrow Deposit. Without limiting in any way Tenant's other obligations under this Lease, Tenant agrees to pay to Landlord its Proportionate Share (as defined in this Paragraph 2C below) of (i) Taxes (hereinafter defined) payable by Landlord pursuant to Paragraph 3A below, (ii) any common area charges payable by Tenant in accordance with paragraph 5E below, (iii) the cost of utilities payable by Landlord pursuant to Paragraph 8 below, (iv) Landlord's cost of maintaining insurance pursuant to Paragraph 9A below, and (v) property management fees paid to a property manager of not more than 4% of Base Rental pursuant to Paragraph 2A above (collectively, the "Tenant Costs"). During each month of the term of this Lease, on the same day that rent is due hereunder, Tenant shall deposit in escrow with Landlord an amount equal to one-twelfth (1/12) of the estimated amount of Tenant's Proportionate Share of the Tenant Costs. Tenant authorizes Landlord to use the funds deposited with Landlord under this Paragraph 2C to pay such Tenant Costs. The initial monthly escrow payments are based upon the estimated amounts for the year in question and shall be increased or decreased annually to reflect the projected actual amount of all Tenant Costs. If the Tenant's total escrow deposits for any calendar year are less than Tenant's actual Proportionate Share of the Tenant Costs for such calendar year, Tenant shall pay the difference to Landlord within thirty (30) days after demand. If the total escrow deposits of Tenant for any calendar year are more than Tenant's actual Proportionate Share of the Tenant Costs for such calendar year, Landlord shall retain such excess and credit it against Tenant's escrow deposits next maturing after such determination. Tenant shall be notified by Landlord within sixty (60) days of the end of each calendar year of the term of the Lease, or any extension thereof, of this reconciliation of actual Tenant Costs and the escrow deposits paid by Tenant and received by Landlord. In the event the Premises constitute a portion of a multiple occupancy building (the "Building"), Tenant's "Proportionate Share" with respect to the Building, as used in this Lease, shall mean a fraction, the numerator of which is the gross rentable area contained in the Premises and the denominator of which is the gross rentable area contained in the entire Building. In the event the Premises or the Building is part of a project or business park, owned, managed or leased by Landlord or an affiliate of Landlord (the "Project"), Tenant's "Proportionate Share" of the Project, as used in this Lease, shall mean a fraction, the numerator of which is the gross rentable


                                                                  Landlord _____
                                       1.                           Tenant _____
area contained in the Premises and the denominator of which is the gross rentable area contained in all of the buildings (including the Building) within the Project.

Tenant's "Proportionate Share" of the Building is 24.73%.

Tenant's "Proportionate Share of the Project is to be determined.

Initial Estimated Monthly Escrows (Estimates only and subject to adjustment to actual costs and expenses according to the provisions of this lease):

         Property Taxes:            $504.53/mo. - ($.40/sf/yr.)
         Common Area Charges:       $630.67/mo. - ($.50/sf/yr.)
         Insurance:                 $88.29imo. - ($.07/sf/yr.)
         Management Fee:            $466.69/mo. - ($0.37/sf/yr.)

         TOTAL:                     $1,690.18/sf/mo. - ($1.34/sf/yr.)

3. TAXES.

      A. Real Property Taxes. Subject to reimbursement under Paragraph 2C herein, Landlord agrees to pay all taxes, assessments and governmental charges of any kind and nature (collectively referred to herein as "Taxes") that accrue against the Premises, the Building and/or the land of which the Premises or the Building are a part. If at any time during the term of this Lease there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or an assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the land and improvements of which the Premises are a part, then all such taxes, assessments, levies or charges, or the part thereof so measured or based shall be deemed to be incurred within the term "Taxes" for the purposes hereof. Tenant shall in no event be liable for any net income taxes imposed on Landlord. The Landlord shall have the right to employ a tax consulting firm to attempt to assure a fair tax burden on the real property within the applicable taxing jurisdiction. Tenant agrees to pay its Proportionate Share of the cost of such consultant.

      B. Personal Property Taxes. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in or on the Premises. If any such taxes are levied or assessed against Landlord or Landlord's property and (i) Landlord pays the same or (ii) the assessed value of Landlord's property is increased by inclusion of such personal property and fixtures and Landlord pays the increased taxes, then Tenant shall pay to Landlord, upon demand, the amount of such taxes.

4. LANDLORD'S REPAIRS AND MAINTENANCE. Landlord, at its own cost and expense, shall maintain the roof, foundation, structural soundness and surface of the exterior walls of the Building, and the utility lines to the building in good repair, reasonable wear and tear excluded. The term "walls" as used herein shall not include windows, glass or plate glass, any doors, (unless such windows or doors are damaged by structural shift) special storefronts or office entries, and tile term "foundation" as used herein shall not include loading docks. Tenant shall immediately give Landlord written notice of defect or need for repairs, after which Landlord shall have reasonable opportunity to effect such repairs or cure such defect.

5. TENANT'S REPAIRS AND MAINTENANCE.

      A. Maintenance of Premises and Appurtenances . Tenant, at its own cost and expense, shall (i) maintain all parts of the Premises and promptly make all necessary repairs and replacements to the Premises (except those for which Landlord is expressly responsible hereunder. Tenant's obligation to maintain, repair and make replacements to the Premises shall cover, but not be limited to, pest control (including termites), trash removal and the maintenance, repair and replacement of all heating, venting and air-conditioning (HVAC), electrical, plumbing, plumbing fixtures, sprinkler, other mechanical systems, drywall, ceilings, lights and lighting, floor coverings, wall coverings, interior paint and all cabinetry and millwork. Tenant's obligations under this paragraph shall not include repairs which are covered by Landlord's insurance as required herein.

      B. Railroad Spur. Not applicable.

      C. Parking. Tenant and its employees, customers and licensees shall have the right to use only sixty-one (61) parking spaces in the parking areas that have been designated for such use by Landlord in writing, subject to (i) all rules and regulations promulgated by Landlord, and (h) rights of ingress and egress of other lessees. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties, and Tenant expressly does not have the right to tow or obstruct improperly parked vehicles. Tenant agrees not to park on any public streets or private roadways adjacent to or in the vicinity of the Premises.

      D. System Maintenance. Tenant, at its own cost and expense and subject to all warranties in existence, shall enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor approved by Landlord for servicing all hot water, heating, venting and air conditioning systems and equipment within the Premises. The service contract must include all services suggested by the equipment manufacturer in its operations/maintenance manual and must become effective within thirty (30) days of the date Tenant takes possession of the Premises.


                                                                  Landlord _____
                                       2.                           Tenant _____

      E. Tenant's Share of Common Area Charges. Tenant agrees to pay its Proportionate Share of the cost of (i) maintenance and repair of any property that is a part of the Building and/or the Project, including but not limited to landscaping (including both the maintenance and replacement of landscaping and trees), paving and parking areas, driveways, sidewalks and other common area hardscape areas, exterior painting, common area trash collection, sweeping, exterior lighting and common area signage, (ii) operating, maintaining and repairing any property, facilities or services (including without limitation utilities and insurance therefor) provided for the use or benefit of Tenant or the common Use or benefit of Tenant and other lessees of the Project or the Building, (iii) security services, if any, and (iv) charges or assessments of any association to which the Property is subject. Tenant's agreement to pay its proportionate share of Common Area Charges does not extend to the maintenance and repairs of those portions of the Building or Project defined as Landlord's Repair and Maintenance under Section 4 above. Common Area Charges shall exclude expenses due to: (i) capital improvements; (ii) repairs and replacements that under sound accounting principles and practices should be classified as capital expenditures; (iii) painting, redecorating or other work that Landlord performs for an ` v other tenant or prospective tenant of the Project; (iv) any costs that are separately charged to and payable by tenants or for which Landlord is compensated by insurance proceeds or warranties; (v) leasing commissions and expenses of procuring tenants, including lease concessions and lease take-over obligations; (vi) depreciation; (vii) interest on and amortization of debt;
(viii) taxes of any nature including real estate taxes and assessments (payment of which is specifically addressed in Paragraphs 2.C(i) and 3.A hereof) and interest and penalties for late payment of taxes; (ix) rent payable under any lease to which this Lease is subject; (x) off-premises supervisory personnel or property managers, except to the extent of any such personnel is directly attributable to the Project; (xi) costs and expenses of enforcing leases against tenants, including legal fees; (xii) managing agents' commissions; (xiii) expenses resulting from any violation by Landlord of the terms of any lease of space in the Project or of any ground or underlying lease or any mortgage; (xiv) the repair of any part of the Common Areas that was in adequately designed or defectively constructed; (xv) Landlord's maintenance or repair as required pursuant to Paragraph 4; (xvi) insurance (payment of which is specifically addressed in Paragraphs 2.c(iv) and 9.A; (xvii) expenses for vacant or vacated space, including utility, security and renovating costs for such space; and (xviii) all costs and expenses associated with clean-up of Hazardous Substances not caused by Tenant.

6. ALTERATIONS. Tenant shall not make any alterations, additions or improvements to the Premises without the prior written consent of Landlord. Tenant, at it's own cost and expense, may erect such shelves, bins, machinery and trade fixtures as it desires, provided that (i) such items do not alter the basic character of the Premises or the Building, (ii) such items do not overload or damage same,
(iii) such items may be removed without injury to the Premises, and (iv) the construction, erection or installation thereof complies with all applicable governmental laws, ordinances, regulations and with Landlord's specifications and requirements. Tenant shall be responsible for compliance on the interior of the Premises and all doorways entering the Premises with The Americans With Disabilities Act of 1990, as amended from time to time and with all State and local architectural barriers statutes, as amended and in effect from time to time. All shelves, bins, machinery and trade fixtures installed by Tenant shall be removed on or before the earlier to occur of the day of termination or expiration of this Lease or vacating the Premises, at which time Tenant shall restore the Premises to their original condition. All alterations, installations, removals and restorations shall be performed in a good and workmanlike manner so as not to damage or alter the primary structure or structural qualities of the Building or other improvements situated on the Premises or of which the Premises are a part. All alterations, additions, and improvements made by the Tenant shall remain on the Premises as Landlord's property after the termination or expiration of this Lease.

7. SIGNS. Any signage Tenant desires for the Premises shall be subject to Landlord's written approval and shall be submitted to Landlord prior to the Commencement Date of this Lease. Tenant shall repair, paint and/or replace the Building fascia surface to which its signs are attached upon Tenant's vacating the Premises or the removal or alteration of its signage. Tenant shall not, without Landlord's prior written consent, (i) make any changes to the exterior of the Premises, such as painting; (ii) install any exterior lights, decorations, balloons, flags, pennants or banners; or (iii) erect or install any signs, windows or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Premises. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall conform in all respects to the criteria established by Landlord as shown on EXHIBIT "G" or shall be otherwise subject to Landlord's prior written consent.

8. UTILITIES. Landlord agrees to provide normal water and 3 phase electricity service to the Premises. Tenant will pay to construct its own electric service panel and electrical distribution system. Tenant shall pay for all gas, heat, light, power, telephone, used on or at the Premises, together with any taxes, penalties, surcharges or the like pertaining to the Tenant's use of the Premises and any maintenance charges for utilities. Landlord shall have the right to cause any of said services to be separately metered to Tenant, at Tenant's expense. Subject to reimbursement under Paragraph 2C herein, Landlord agrees to pay all charges for jointly metered utilities including water, sewer, sprinkler charges, storm sewer charges or other similar charges for utilities imposed by government entities. Landlord shall not be liable for any interruption or failure of utility service on the Premises, and Tenant shall have no rights or claims as a result of any such failure. In the event water is not separately metered to Tenant, Tenant agrees that it will not use water and sewer capacity for uses other than normal domestic restroom and kitchen usage, and Tenant further agrees to reimburse Landlord for the entire amount of common water and sewer costs as additional rental if, in fact, Tenant uses water or sewer capacity for uses other than normal domestic restroom and kitchen uses without first obtaining Landlord's written permission, including but not limited to the cost for acquiring additional sewer capacity to service Tenant's excess sewer use. Furthermore, Tenant agrees in such event to install at its own expense a submeter to determine Tenant's usage.

9. INSURANCE.

      A. Landlord's Insurance. Subject to reimbursement under Paragraph 2C herein, Landlord shall maintain insurance covering the Building and in an amount not less than eighty percent (80%) of the "replacement cost" thereof, insuring against the perils of fire, lightning, extended coverage, vandalism , malicious mischief and loss of rents.

      B. Tenant's Insurance. Tenant, at its own expense, shall maintain during the term of this Lease a policy or policies of workers' compensation and comprehensive general liability insurance, including personal injury and property damage, with contractual liability endorsement, in the amount of One Million Dollars ($1,000,000.00) for property damage and Two Million Dollars ($22,000,000.00) per occurrence and Three Million Dollars ($3,000,000) in the aggregate for personal injuries or deaths of persons occurring in or about the Premises. Tenant, at its own expense, shall also maintain during the term of this Lease fire and extended coverage insurance covering the replacement cost


                                                                  Landlord _____
                                       3.                           Tenant _____
of (i), all alterations, additions, partitions and improvements installed or placed on the Premises by Tenant or by Landlord on behalf of Tenant, (ii) all of Tenant's personal property contained within the Premises, and (iii) all windows, glass or plate glass, any doors, special storefronts or office entries. Said policies shall (i) name the Landlord as an additional insured and insure Landlord's contingent liability under or in connection with this Lease (except for the worker's compensation policy, which instead shall include a waiver of subrogation endorsement in favor of Landlord). (ii) be issued by an insurance company which is acceptable to Landlord, and (iii) provide that said insurance shall not be canceled unless thirty (30) days prior written notice has been given to Landlord. Said policy or policies or certificates thereof shall be delivered to Landlord by Tenant on or before the Commencement Date and upon each renewal of said insurance.

      C. Prohibited Use. Tenant will not permit the Premises to be used for any purpose or in any manner that would (i) void the insurance thereon, (J) increase the insurance risk or cost thereof, or (iii) cause the disallowance of any sprinkler credits; including without limitation, use of the Premises for the receipt, storage or handling of any product, material or merchandise that is explosive or highly inflammable. If any increase in the cost of any insurance on the Premises or the Building is caused by Tenant's use of the Premises or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord upon demand therefor.

      D. Waiver of Subrogation. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby waive and release each other of and from any and all rights of recovery, claims, actions or causes of action against each other, or their respective agents, officers and employees, for any loss or damage that may occur to the Premises, improvements to the Building or personal property (Building contents) within the Building and/or Premises, for any reason regardless Of Cause Or origin. Each party to this Lease agrees immediately after execution of this Lease to give written notice of the terms of the mutual waivers contained in this subparagraph to each insurance company that has issued to such party policies of fire and extended overage insurance and to have the insurance policies properly endorsed to provide that the carriers of such policies waive all rights of recovery under subrogation or otherwise against the other party.

10. FIRE AND CASUALTY DAMAGE.

      A. Total or Substantial Damage and Destruction. If the Premises or the Building should be damaged or destroyed by fire or other peril, Tenant shall immediately give written notice to Landlord of such damage or destruction. If the Premises or the Building should be totally destroyed by any peril covered by the insurance to be provided by Landlord under Paragraph 9A above, or if they should be so damaged thereby that, in Landlord's estimation, rebuilding or repairs cannot be completed within one hundred eighty (180) days after the date of such damage or after such completion there would not be enough time remaining under the term of this Lease to fully amortize such rebuilding or repairs, then this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

      B. Partial Damage or Destruction. If the Premises or the Building should be damaged by any peril covered by the insurance to be provided by Landlord under Paragraph 9A above and, in Landlord's estimation, rebuilding or repairs can be substantially completed within one hundred eighty (180) days after the date of such damage, then this Lease shall not terminate and Landlord shall substantially restore the Premises to its previous condition, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements that may have been constructed, erected or installed in or about the Premises for the benefit of, by or for Tenant, unless such improvements have been amortized and are being paid for as rent. Landlord shall pay with respect to any damage to the Premises the amount of the commercially reasonable deductible under Landlord's insurance policy. If so much of the Premises or the Building shall be damaged so that Tenant is unable to conduct any normal business operations from the Premises, in Tenant's reasonable judgement, then all Base Rent and Escrow amounts payable by Tenant hereunder shall abate commencing upon the happening of such damage. Such abatement shall end on the earlier to occur of: (i) thirty (30) days after completion of rebuilding or repair of damage or (ii) the date on which Tenant's conduct of its business from the Premises shall be resumed. The date on which rebuilding or repairs are deemed to be complete shall be the date on which a certificate of occupancy is issued with respect to such rebuilding or repair. Otherwise, Base Rent and Escrow amounts shall be abated for such term in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

      C. Lienholders' Rights in Proceeds. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant with in fifteen
(15) days after such requirement is made known to Landlord by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

11. LIABILITY AND INDEMNIFICATION. Tenant and Landlord (each an "Indemnitor") will indemnify the other (each an "Indemnitee") against, and hold Indemnitee harmless from, all claims, liabilities, demands or causes of actions, including all reasonable expenses of the Indemnitee incidental thereto, for injury to or death of any person and, subject to Paragraph 9D above, damage to any property arising within the Building, including the Premises, and caused by Indemnitor's negligent act or omission or the negligent act or omission of any employee or agent of the Indemnitor. The liability of Indemnitor to indemnify Indemnitee as hereinabove set forth shall not extend to any matter against which Indemnitee shall be effectively protected by insurance, provided that, if any such liability shall exceed the amount of the effective and collectible insurance in question, the liability of Indemnitor shall apply to such excess. Tenant shall give Landlord prompt notice of any criminal or suspicious conduct within or about the Premises, the Building or the Project and/or any personal injury or property damage caused thereby). Landlord may, but is not obligated to, enter into agreements with third parties for the provision. monitoring, maintenance and repair of any courtesy patrols or similar services or fire protective systems and equipment and, to the extent same is proved at Landlord's sole discretion, Landlord shall not be liable to Tenant for any damages, costs or expenses which occur for any reason in the event any such system or equipment is not properly installed, monitored or maintained or any such services are not properly provided. Landlord shall use reasonable diligence in the maintenance of existing lighting, if any, in the parking garage or parking areas se6licing the Premises, and Landlord shall not be responsible for additional lighting or any security measures in the Project, the Premises, the parking garage or other parking areas.


                                                                  Landlord _____
                                       4.                           Tenant _____

12. USE. The Premises shall be used only for the purpose of manufacturing, receiving, storing, shipping and selling (other than retail) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be directly incidental thereto. Outside storage, including without limitation storage of trucks and other vehicles, is prohibited without Landlord's prior written consent. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in, upon or connected with the Premises, all at Tenant's sole expense. Tenant shall not permit any objectionable or unpleasant orders, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action that would constitute a nuisance or would disturb, unreasonable interfere with or endanger Landlord or any other lessees of the Building or the Project.

13. HAZARDOUS WASTE. The term "Hazardous Substances," as used in this Lease, shall mean pollutants, contaminants, toxic or hazardous wastes, radioactive materials or any other substances, the use and/or the removal of which is required or the use of which is restricted, prohibited or penalized by any "Environmental Law," which term shall mean any federal, state or local statute, ordinance, regulation or other law of a governmental of quasi-governmental authority relating to pollution or protection of the environment or the regulation of the storage or handling of Hazardous Substances. Tenant hereby agrees that: (i) no activity will be conducted on the Premises that will produce any Hazardous Substances, except for such activities that are part of the ordinary course of Tenant's business activities (the "Permitted Activities"), provided said Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord and, in connection therewith, Tenant shall be responsible for obtaining any required permits or authorizations and paying any fees and providing any testing required by any governmental agency; (ii) the Premises will not be used in any manner for the storage of any Hazardous Substances, except for the temporary storage of such materials that are used in the ordinary course of Tenant's business (the "Permitted Materials"), provided such Permitted Materials ire properly stored in a manner and location meeting all Environmental Laws and have been .approved in advance in writing by Landlord, and, in connection therewith, Tenant shall be responsible for obtaining any required permits or authorizations and paying any fees and providing any testing required by an), governmental agency; (iii) no portion of the Premises will be used as a landfill or a dump; (iv) Tenant will not install any underground tanks of any type; (v) Tenant will not allow any surface or subsurface conditions to come into existence that constitute, or with the passage of time may constitute, a public or private nuisance; and (vi) Tenant will not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials, and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required clean-up procedures shall be diligently undertaken by Tenant at its sole cost pursuant to all Environmental Laws. Landlord and Landlord's representatives shall have the right but not the obligation following notice to Tenant to enter the Premises during reasonable hours for the purpose of inspecting the storage, use and disposal of any Permitted Materials to ensure compliance with all Environmental Laws. Should it be determined that any Permitted Materials are being stored, used or disposed of, in a manner not in compliance with applicable Environmental Laws, then Tenant shall immediately take such corrective action as necessary to comply with applicable Environmental Laws. Should Tenant fail to take such corrective action within twenty-four (24) hour;, Landlord shall have the right to perform such work and Tenant shall reimburse Landlord, on demand, for any and all reasonable costs associated with said work. If at any time during or after the term of this Lease, the Premises is found to be contaminated with Hazardous Substances caused by Tenant, Tenant shall diligently institute proper and thorough clean-up procedures, at Tenant's sole cost, to restore the Premises to its original condition prior to the presence of such Hazardous Substances. Tenant agrees to indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages, penalties and obligations of any nature arising from or as a result of any contamination of the Premises with Hazardous Substances caused by Tenant, or otherwise arising from the use of the Premises by Tenant. The foregoing indemnification and the responsibilities of Tenant shall survive the termination or expiration of this Lease. Landlord hereby represents and warrants the following to Tenant: (a) the Premises has not been used for the disposal of refuse or waste, or for the generation, processing, manufacture, storage, handling, treatment, release, discharge or disposal of any Hazardous materials, (b) the Premises is in compliance with all Environmental Laws and (c) no (I) asbestos-containing materials, (ii) machinery, equipment or fixtures containing PCBs, (iii) storage tanks for gasoline or any other substance or (iv) urea formaldehyde foam insulation has been installed, used, stored, handled or located on the Premises. Notwithstanding any other provision of this Lease, Landlord shall and hereby does agree to indemnify, protect and hold harmless Tenant and its partners, directors, officers, employees, shareholders, agents, contractors and each of their respective successors and assigns from and against any and all claims, judgements, damages, penalties, fines, taxes, costs, liabilities, losses and expenses arising at any time during or after the term of this Lease as a result of or in connection with Landlord's breach of any representation, warranty or covenant contained in this Paragraph 13.

14. INSPECTION. Landlord's agents and representatives shall have the right, following notice to Tenant, to enter the Premises at any reasonable time during business hours (or at any time in case of emergency) (i) to inspect the Premises, (ii) to make such repairs as may be required or permitted pursuant to this Lease, and/or (iii) during the last six (6) months of the Lease term or any extensions thereof, for the purpose of showing the Premises. In addition, during the last six (6) months of the Least term, or any extensions thereof, Landlord shall have the right to erect a suitable sign on the Premises stating the Premises are available for lease. Tenant shall notify Landlord in writing at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. If Tenant fails to give such notice or to arrange for such inspection, then Landlord's inspection of the Premises shall be deemed correct for the purpose of determining Tenant's responsibility for repairs and restoration of the Premises.

15. ASSIGNMENT AND SUBLETTING. Except as provided herein, Tenant shall not have the right to sublet, assign or otherwise transfer or encumber this Lease, or any interest therein, without the prior written consent of Landlord. Any attempted assignment, subletting, transfer or encumbrance by Tenant in violation of the terms and covenants of this paragraph shall be void. Any provision of this Lease to the contrary notwithstanding, Tenant may assign this Lease or sublease the Premises, in whole or in part, without the express written consent of Landlord, to: (i) any corporation into which or with which Tenant has merged or consolidated; (ii) any parent, subsidiary, successor, or affiliated corporation of Tenant; (iii) any person or entity that acquires all or substantially all of the assets of Tenant; or (iv) any partnership, corporation or other entity greater than twenty-five percent (25%) of which shall be owned by or under common ownership with Tenant. The sale or conveyance of the capital stock of or other equity interest in Tenant shall not constitute an assignment of this Lease. Any assignee, sublessee or transferee of Tenant's interest in this Lease (all such assignees, sublessees and transferees being hereinafter referred to as "Transferees"), by assuming Tenant's obligations hereunder, shall assume liability to Landlord for all amounts to be paid under the terms of this Lease and for all amounts to paid by Tenant to persons other than Landlord which, if not paid, could result in a default of the Lease. No assignment, subletting or other transfer, whether or not consented to by Landlord or permitted hereunder, shall relieve Tenant of its liability under this Lease. If an Event of Default occurs while the Premises or any part thereof are assigned or sublet. then Landlord, in addition to any other remedies herein provided


                                                                  Landlord _____
                                       5.                           Tenant _____
or provided by law, may collect directly from such Transferee all rents payable to the Tenant and apply such rent against any sums due Landlord hereunder. No such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligation thereunder. If Landlord consents to any subletting or assignment by Tenant as hereinabove provided and any category of rent subsequently received by Tenant under any such sublease is in excess of the same category of rent payable under this Lease, or any additional consideration is paid to Tenant by the assignee under any such assignment, then Landlord may, at its option, declare one-half (1/2) of such excess rents under any sublease or such additional consideration for any assignment to be due and payable by Tenant to Landlord as additional rent hereunder.

16. CONDEMNATION. In the event all of the Premises or the adjacent parking spaces are taken or condemned by any competent authority, and such taking or condemnation would render Tenant unable to conduct any normal business operations from the Premises, in Tenant's reasonable judgement, Tenant shall have the right to terminate this Lease as of the first day following the earlier of the date of title transfer or the date of the taking of possession by the condemning authority. In the event (i) part of the Premises is taken or condemned or (ii) more than thirty percent (30%) of the adjacent parking spaces are taken or condemned and Landlord does not provide reasonably accessible alternative parking or (iii) all access drives into the project are closed for in excess of three (3) months, Tenant shall have the right: (a) to terminate this Lease as of the first day following the earlier of the date of title transfer or the date of the taking of possession by the condemning authority, or
(b) to continue the Lease in full force and effect with a reduced Base Rent and Escrow amounts commensurate with the reduced area of the Premises and/or reduced utility of the Building or Project, in lieu of the amount of Base Rent and Escrow amounts otherwise provided herein, which reduction in Base Rent and Escrow amounts shall be effective the earlier of the date of title transfer or the date the taking of possession by the condemning authority. Tenant shall give notice to Landlord of its election within thirty (30) days after the date Landlord notifies Tenant of the impending condemnation. All compensation awarded in connection with or as a result of any of the foregoing proceedings shall be the property of Landlord, and Tenant hereby assigns any interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for loss of business or goodwill or for the taking of Tenant's trade fixtures and personal property, if a separate award for such items is made to Tenant.

17. HOLDING OVER. At the termination of this Lease by its expiration or otherwise, Tenant shall immediately deliver possession of the Premises to Landlord with all repairs and maintenance required herein to be performed by Tenant completed. If, for any reason Tenant retains possession of the Premises after the expiration or termination of this Lease, unless the parties hereto otherwise agree in writing, such possession shall be deemed to be a tenancy at will only, and all of the other terms and provisions of this Lease shall be applicable during such period, except that Tenant shall pay Landlord from time to time, upon demand, as rental for the period of such possession, an amount equal to one and one-half (l -1/2) times the rent in effect on the date of such termination of this Lease, computed on a daily basis for each day of such period. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided. The preceding provisions of this Paragraph 17 shall not be construed as consent for Tenant to retain possession of the Premises in the absence of written consent thereto by Landlord.

18. QUIET ENJOYMENT. Landlord represents that it has the authority to enter into this Lease and that, so long as Tenant pays all amounts due hereunder and performs all other covenants and agreements herein set forth, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease.

19. EVENTS OF DEFAULT. The following events (herein individually referred to as an "Event of Default") each shall be deemed to be a default in or breach of Tenant's obligations under this Lease:

      A. Tenant shall fail to pay any installment of the rent herein reserved when due, or any other payment or reimbursement to Landlord required herein when due, and such failure shall continue for a period of five (5) calendar days from the date such payment was due.

      B. Tenant shall fail to comply with any term, provision or covenant of this Lease (other than those listed above in this paragraph) and shall not cure such failure within thirty (30) calendar days after written notice thereof from Landlord, provided that, if such failure cannot reasonably be cured by Tenant within such 30-day period, Tenant shall not be in default if Tenant commences to cure the failure within such 30-day period and diligently thereafter pursues the cure to completion.

      C. Tenant shall (i) vacate or abandon, for more than ninety (90) days, all or a substantial portion of the Premises or (ii) fail, for more than ninety (90) days, to continuously operate its business at the Premises for the permitted use set forth herein, in either event whether or not Tenant is in default of the rental payments due under this Lease.

      D. Tenant shall fail to discharge any lien or bond around such lien as provided in the Texas Property Code placed upon the Premises in violation of Paragraph 22 hereof within twenty (20) days after any such lien or encumbrance is filed against the Premises.

      E. Tenant shall make a general assignment or general arrangement for the benefit of creditors: file a petition of bankruptcy or reorganization or have a petition of bankruptcy or reorganization filed against it and such petition filed against it is not dismissed within sixty (60) days; or a trustee or receiver is appointed to take possession of Tenant's assets located within the Premises or of Tenant's interest in the Lease and possession is not restored to Tenant within thirty (30) days.

      F. Any guarantor of the Lease revokes or otherwise terminates, or purports to revoke or otherwise terminate any guaranty of all or a portion of Tenant's obligations under the Lease. Unless otherwise expressly provided, no guaranty of the Lease is revocable.

20. REMEDIES. Upon each occurrence of an Event of Default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand:


                                                                  Landlord _____
                                       6.                           Tenant _____

            (a) Terminate this Lease;

            (b) Enter upon and take possession of the Premises without terminating this Lease;

            (c) Make such payments and/or take such action and pay and/or perform whatever Tenant is obligated to pay or perform under the terms of this Lease, and Tenant agrees that Landlord shall not be liable for any damages resulting to Tenant from such action; and/or

            (d) Alter all locks and other security devices at the Premises, with or without terminating this Lease, and pursue, at Landlord's option, one or more remedies pursuant to this Lease, and Tenant hereby expressly agrees that Landlord shall not be required to provide to Tenant the new key to the Premises, regardless of hour, including Tenant's regular business hours; and in such event Tenant shall immediately vacate the Premises, and if Tenant fails to do so, Landlord, without waiving any other remedy it may have, may enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, without being liable for prosecution or any claim of damages therefore. In the event of any violation of
Section 93.002 of the Texas Property Code by Landlord or by any agent or employee of Landlord, Tenant hereby expressly waives any and all rights Tenant may have under Paragraph (g) of such Section 93.002.

      A. Damages upon Termination. If Landlord terminates this Lease at Landlord's option, Tenant shall be liable for and shall pay to Landlord the sum of all rental and other payments owed to Landlord hereunder accrued to the date of such termination, plus, as liquidated damages, an amount equal to (i) the present value of the total rental and other payments owed hereunder for the remaining portion of the Lease term, calculated using a discount rate of eleven percent (11%) and as if such term expired on the date set forth in Paragraph 1, less (ii) the present value of the then fair market rental for the Premises for such period, using a discount rate of eleven percent (11%) per annum.

      B. Costs of Reletting, Removing, Repairs and Enforcement. Upon an Event of Default, in addition to any sum provided to be paid under this Paragraph 20, Tenant also shall be liable for and shall pay to Landlord (i) brokers' fees and all other costs and expenses incurred by Landlord in connection with reletting the whole or any part of the Premises; (ii) the costs of removing, storing or disposing of Tenant's or any other occupant's property; (iii) the costs of repairing, altering, remodeling or otherwise putting the Premises into condition reasonably acceptable to a new tenant or tenants to the extent proportionately allocable to the remaining term of this Lease; (iv) any and all reasonable costs and expenses incurred by Landlord in effecting compliance with Tenant's obligations under this Lease; and (v) all reasonable expenses incurred by Landlord in enforcing or defending Landlord's rights and/or remedies hereunder, including without limitation all reasonable attorneys' fees and all court costs incurred in connection with such enforcement or defense.

      C. Late Charge. In the event Tenant fails to make any payment due hereunder within five (5) days after such payment is due, including without limitation any rental or escrow payment, in order to help defray the additional cost to Landlord for processing such late payments and not as interest, Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such payment. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law, and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

      D. Interest on Past Due Amount. If Tenant fails to pay any sum which at any time becomes due to Landlord under any provision of this Least as and when the same becomes due hereunder, and such failure continues for ten (10) days after the due date for such payment, then Tenant shall pay to Landlord interest on such overdue amounts from the date due until paid at an annual rate which equals the lesser of (i) eighteen percent (18%) or (ii) the highest rate then permitted by law.

      E. No Implied Acceptances or Waivers. Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance by Landlord of Tenant's surrender of the Premises. it being understood that such surrender can be effected only by the written agreement of Landlord. Tenant and Landlord further agree that forbearance by Landlord to enforce any of its rights under this Lease or at law or in equity shall not be a waiver of Landlord's right to enforce any one or more of its rights, including any right previously forborne, in connection with any existing or subsequent default. No re-entry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease, unless a written notice of such intention is given to Tenant, and, notwithstanding any such reletting or re-entry or taking possession of the Premises. Landlord may at any time thereafter elect to terminate this Lease for a previous default, Pursuit of any remedies hereunder shall not preclude the pursuit of any other remedy herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages occurring to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease. Landlord's acceptance of any rent following an Event of Default hereunder shall not be construed as Landlord's waiver of such Event of Default. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants of this Lease shall be deemed or construed to constitute a waiver of any other violation or default.

      F. Reletting of Premises. In the event of any termination of this Lease and/or repossession of the Premises for an Event of Default, Landlord shall use reasonable efforts to relet the Premises and to collect rental after reletting, with no obligation to accept any lessee that Landlord reasonably deems undesirable or to expend any funds in connection with such reletting or collection of rents therefrom. Tenant shall not be entitled to credit for or reimbursement of any proceeds of such reletting in excess of the rental owed hereunder for the period of such reletting. Landlord may relet the whole or any portion of the Premises, for any period, to any tenant and for any use or purpose.

      G. Landlord's Default. If Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure, Tenant's exclusive remedy except as set forth herein, shall be an action for damages. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. In the event of an emergency (including a leaking roof which has a materially adverse impact on Tenant's ability to conduct normal business operations), if


                                                                  Landlord _____
                                       7.                           Tenant _____

Landlord has not commenced to cure within three (3) days of notice from Tenant, Tenant may remedy the breach and the reasonable cost thereof shall be payable from Landlord to Tenant upon demand. If Landlord fails to reimburse Tenant on demand for the reasonable cost of remedying Landlord's breach and such failure to pay continues for thirty (30) days after Tenant gives Landlord written notice thereof, then Tenant may deduct any such amounts owing from Landlord, plus interest thereof as provided in Paragraph 20.E above, from Base Rent or other charges due or to become due Landlord under this Lease. All obligations of Landlord hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of its possession of the premises and not thereafter. The term "Landlord" shall mean only the owner, for the time being, of the Premises and, in the event of the transfer by Such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, provided that such covenants and obligations shall be binding during the Lease term upon each new owner for the duration of such owner's ownership. Notwithstanding any other provision of this Lease, Landlord shall not have any personal liability hereunder. In the event of any breach or default by Landlord in any term or provision of this Lease, Tenant agrees to look solely to the equity or interest then owned by Landlord in the Premises or the Building; however, in no event shall any deficiency judgment or any money judgment of any kind be sought or obtained against any Landlord.

      H. Tenant's Personal Property. If Landlord repossesses the Premises pursuant to the authority herein granted, or if Tenant vacates or abandons all or any part of the Premises, then, in addition to Landlord's rights under Paragraph 26 hereof, Landlord shall have the right to (i) keep in place and use, or (ii) remove and store, all of the furniture, fixtures and equipment at the Premises, including that which is owned by or leased to Tenant, at all times prior to any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon. In addition to the Landlord's other rights hereunder, Landlord may dispose of the stored property if Tenant does not claim the property within ten (10) days after the date the property is stored. Landlord shall give Tenant at least ten (10) days prior written notice of such intended disposition. Landlord shall also have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person ("Claimant") who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of said instrument. The rights of Landlord herein stated shall be in addition to any and all other rights that Landlord has or may hereafter have at law or in equity, and Tenant stipulates and agrees that the rights granted Landlord under this paragraph are commercially reasonable.

21. MORTGAGES. Tenant accepts this Lease subject and subordinate to any mortgages and/or deeds of trust now or at any time hereafter constituting a lien or charge upon the Premises or the improvements situated thereon or the Building, provided, however, that if the mortgagee, trustee or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust. Tenant, at any time hereafter on demand, shall execute any instruments, releases or other documents that may be required by any mortgagee, trustee or holder for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage. Tenant shall not terminate this Lease or pursue any other remedy available to Tenant hereunder for any default on the part of Landlord without first giving written notice by certified or registered mail, return receipt requested, to any mortgagee, trustee or holder of any such mortgage or deed of trust, the name and post office address of which Tenant has received written notice, specifying the default in reasonable detail and affording such mortgagee, trustee or holder a reasonable opportunity (but in no event less than thirty (30) days) to make performance, at its election, for and on behalf of Landlord.

      A. Subordination and Non-Disturbance. Prior to the Commencement Date. Landlord shall obtain from the current holder of any mortgage or deed of trust encumbering all or any part of the Project, a Subordination, Non-Disturbance and Attornment Agreement in a form reasonably acceptable to Tenant, providing among other things that the holder will recognize Tenant's Lease of the Premises hereunder and will not disturb Tenant's quiet possession of the Premises as long as Tenant is not in default under provisions of this Lease. Landlord further agrees that, before it shall have the right to subject and subordinate this Lease to the lien of any mortgages or deeds of trust hereafter placed upon Landlord's interest in the Project. Landlord shall have first secured for Tenant's benefit a written Subordination, Non-Disturbance and Attornment Agreement in a form reasonably acceptable to Tenant. (SEE EXHIBIT "I").

22. MECHANIC'S LIENS. Tenant has no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord or Tenant in the Premises. Tenant will save and hold Landlord harmless from any and all loss, cost or expense, including without limitation attorneys' fees, based on or arising out of the asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of this Lease.

23. MISCELLANEOUS.

      A. Interpretation. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease. Any reference in this Lease to rentable area shall mean the gross rentable area as determined by the roofline of the building in question.

      B. Binding Effect. Except as otherwise herein expressly provided, the terms, provisions and covenants and conditions in this Lease shall apply to, inure to the benefit of and be binding upon the parties hereto and upon their respective heirs, executors, personal representatives, legal representatives, successors and assigns. Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations in the Premises and in the Building and other property that are the subject of this Lease.

      C. Evidence of Authority. Tenant agrees to furnish to Landlord, promptly upon demand, a corporate resolution, proof of due authorization by partners or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.


                                                                  Landlord _____
                                       8.                           Tenant _____

      D. Force Majeure. Landlord shall not be held responsible for delays in the performance of its obligations hereunder when caused by material shortages, acts of God, labor disputes or other events beyond the control of Landlord.

      E. Payments Constitute Rent. Notwithstanding anything in this Lease to the contrary, all amounts payable by, Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute rent.

      F. Estoppel Certificates. Both parties agree, from time to time, within ten (10) days after request of a party hereto, to deliver to the requesting party, or such parties designee, an estoppel certificate stating that this Lease is in full force and effect, the date to which rent has been paid, the unexpired term of this Lease, any defaults existing under this Lease (or the absence thereof) and such other factual or legal matters pertaining to this Lease as may be requested by the requesting party, its lender, purchaser, or assignee. It is understood and agreed that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of this Lease.

      G. Entire Agreement. This Lease constitutes the entire understanding and agreement of Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto. Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations or representations not expressly set forth in this Lease are of no force or effect. EXCEPT AS SPECIFICALLY PROVIDED IN THIS LEASE, TENANT HEREBY WAIVES THE BENEFIT OF ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR ANY PARTICULAR PURPOSE. Landlord's agents and employees do not and will not have authority to make exceptions, changes or amendments to this Lease, or factual representations not expressly contained in this Lease. Under no circumstances shall Landlord or Tenant be considered an agent of the other. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

      H. Survival of Obligations. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including without limitation all payment obligations with respect to taxes and insurance and all obligations concerning the condition and repair of the Premises. Upon the expiration or earlier termination of the term hereof, and prior to Tenant vacating the Premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Premises in good condition and repair, reasonable wear and tear excluded, including without limitation the cost of repairs to and replacements of all heating and air conditioning systems and equipment therein. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for real estate taxes and insurance premiums for the year in which the Lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefore upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be. Any Security Deposit held by Landlord may, at Landlord's option, be credited against any amounts due from Tenant under this Paragraph 23H.

      I. Severability of Terms. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future Jaws effective during the term of this Lease, then, in such event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

      J. Effective Date. All references in this Lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

      K. Broker's Commission. Tenant and Landlord represent and warrant to each other that such party has not had any dealings with any realtor, broker or agent in connection with this Lease or the negotiation hereof, other than Waters Commercial Properties, Inc. representing Tenant and Colliers Oxford Commercial, Inc. representing Landlord ("Brokers"), and each party agrees to defend, indemnify and hold the other party harmless from any cost, expense or liability, including reasonable attorney's fees, for any breach of this representation. Landlord shall be responsible for all fees and commissions payable to Broker in connection with this Lease.

      L. Ambiguity. Landlord and Tenant hereby agree and acknowledge that this Lease has been fully reviewed and negotiated by both Landlord and Tenant, and that Landlord and Tenant have each had the opportunity to have this Lease reviewed by their respective legal counsel, and, accordingly, in the event of any ambiguity herein, Tenant does hereby waive the rule of construction that such ambiguity shall be resolved against the party who prepared this Lease.

      M. Joint Several Liability. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. If there be a guarantor of Tenant's obligations hereunder, the obligations hereunder imposed upon Tenant shall be joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant before proceeding against such guarantor, nor shall any such guarantor be released from its guaranty for any reason whatsoever, including, without limitation, in case of any amendments hereto, waivers hereof or failure to give such guarantor any notices hereunder.

      N. Third Party Rights. Nothing herein expressed or implied is intended, or shall be construed, to confer upon or give to any person or entity, other than the parties hereto, any right or remedy under or by reason of this Lease.

      O. Exhibits and Attachments. All exhibits, attachments, riders and addenda referred to in this Lease, and the exhibits listed herein below and attached hereto, are incorporated into this Lease and made a part hereof for all intents and purposes as if fully set out herein. All capitalized terms used in such documents shall, unless otherwise defined therein, have the same meanings as are set forth herein.


                                                                  Landlord _____
                                       9.                           Tenant _____

      P. Applicable Law. This Lease has been executed in the State of Texas and shall be governed in all respects by the laws of the State of Texas. It is the intent of Landlord and Tenant to conform strictly to all applicable state and federal usury laws. All agreements between Landlord and Tenant, whether not existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever shall the amount contracted for, charged or received by Landlord for the use forbearance or retention of money hereunder or otherwise exceed the maximum amount which Landlord is legally entitled to contract for, charge or collect under the applicable state or federal law. If, from any circumstance whatsoever, fulfillment of any provisions hereof at the time performance of such provision shall be due shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall be automatically reduced to the limit of such validity, and if from any such circumstance Landlord shall ever receive as interest or otherwise an amount in excess of the maximum that can be legally collected, then such amount which would be excessive interest shall be applied to the reduction of rent hereunder, and if such amount which would be excessive interest exceeds such rent, then such additional amount shall be refunded to Tenant.

24. NOTICES. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivering of notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivering of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken.

            (i) All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address for Landlord set forth below or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord.

            (ii) All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address set forth below, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

            (iii) Except as expressly provided herein, any written notice, document or payment required or permitted to be delivered hereunder shall be deemed to be delivered when received or, whether actually received or not, when deposited in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have heretofore specified by written notice delivered in accordance herewith.

25. ADDITIONAL PROVISIONS. See EXHIBIT "C" attached hereto and incorporated herein by reference.

26. LANDLORD'S LIEN. In addition to any statutory lien for rent in Landlord's favor, Landlord shall have and Tenant hereby grants to Landlord a continuing security interest in all rentals and other sums of money which may become due under this Lease from Tenant, all goods, equipment, fixtures, furniture, inventory, and other personal property of Tenant now or hereafter situated at, on or within the real property described in EXHIBIT "A" attached hereto and incorporated herein by reference, and such property shall not be removed therefrom without the consent of Landlord, except in the ordinary course of Tenant's business. In the event any of the foregoing described property is removed from the Premises in violation of the covenant in the preceding sentence, the security interest shall continue in such property and all proceeds and products, regardless of location. Upon an Event of Default hereunder by Tenant, in addition to all of Landlord's other rights and remedies, Landlord shall have all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described in this paragraph at public or private sale at any time after ten (10) days' prior notice by Landlord. Tenant hereby agrees to execute such other instruments deemed by Landlord as necessary or desirable under applicable law to perfect more fully the security interest hereby created. Landlord and Tenant agree that this Lease and security agreement and EXHIBIT "A" attached hereto serves as a financing statement and that a copy, photograph or other reproduction of this portion of this Lease may be filed of record by Landlord and have the same force and effect as the original. This security agreement and financing statement also covers fixtures located at the Premises subject to this Lease and legally described in EXHIBIT "A" attached hereto, and all rents or other consideration received by or on behalf of Tenant in connection with any assignment of Tenant's interest in this Lease or any sublease of the Premises or any part thereof, and, therefore, may also be filed for record in the appropriate real estate records. Within fifteen (15) days after request from Tenant, Landlord shall execute a subordination agreement in favor of Tenant's lender with respect to any liens arising in favor of Landlord against Tenant's fixtures and personal property. Such subordination agreement shall substantially be in the form as shown attached in EXHIBIT "H," provided that Tenant's lender shall be permitted to negotiate reasonable changes to such form.


                                                                  Landlord _____
                                      10.                           Tenant _____

EXECUTED BY LANDLORD, this 21st day of May, 1999.

                                       CORRIDOR PARK POINTE II, L.P.,
                                       a Delaware limited partnership

                                       By: B & O Property, L.L.C., a
                                           Delaware limited liability company,
                                           General Partner

                                           By: B & O Management Company, L.L.C.,
                                               a Delaware limited liability
                                               company, Operating Manager

                                               By: /s/ C. Patrick Oles
                                                   -----------------------------
                                                       C. Patrick Oles, Jr.,
                                                       President


Attest/Witness

By: /s/ Milo Burdette
    -------------------------------------------

EXECUTED BY TENANT, this 21st day of May, 1999.


                                       By: /s/ Stephen R. Gunn
                                           -------------------------------------

                                       Title: V.P. Finance
                                              ----------------------------------


Attest/Witness

By: /s/
    -------------------------------------------


                                                                  Landlord _____
                                       11.                          Tenant _____

                                   EXHIBIT "A"

                          CORRIDOR PARK POINTE II, L.P.

                                LEGAL DESCRIPTION

Legal Description of Land: A 10.232 acre tract of land in Travis, County, Texas, being

TRACT I: Lot Three (3), RESUBDIVISION OF THE REMAINDER OF Lot 1, CORRIDOR PARK I, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded in Volume 94, Page(s) 306-307 of the Plat Records of Travis County, Texas.

TRACT II: Lot IA, 0.92 ACRE RESUBDIVISION OF LOT 1, CORRIDOR PARK I, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded in Volume 85, Page(s) 180A and 180B of the Plat Records of Travis County, Texas.

                               TENANT'S PREMISES

       Approximate Premises 15,136 square feet within cross hatched area.

              Site plan subject to change at Landlord's discretion.
                          Curb cuts subject to change.


                                       i.

                                   EXHIBIT "B"

                          CORRIDOR PARK POINTE II, L.P.

                   DESCRIPTION OF LANDLORD'S AND TENANT'S WORK

Plans and specification for Tenant's Work must be submitted by Tenant to Landlord within 15 days of execution of this Lease Agreement. All such Tenant's Work shall be subject to Landlord's approval and acceptance, which shall be a condition to any reimbursement herein provided.

DESCRIPTION OF WORK                                                                     RESPONSIBILITY

                                                                                     Landlord      Tenant
1)   Floor slab (except 7' leave out).                                                  X
                                                                                     --------      ------
2)   Sealed concrete in any storage area.                                                             X
                                                                                     --------      ------
3)   Storefront: See "I" below.                                                         X
                                                                                     --------      ------
4)   Interior demising partitioning, taped and bedded                                                 X
                                                                                     --------      ------
5)   Final coat of paint in all areas.                                                                X
                                                                                     --------      ------
6)   Standard suspended,  acoustical, grid ceiling system with lay in tiles throughout the Premises  (ceiling  height shall be at least 9.5' above finished  floor.  Ceiling systems are to be approved by Landlord prior
     to installation.                                                                                 X
                                                                                     --------      ------
7)   Rest room facility shall be handicapped equipped and shall be in
     accordance with applicable City Code requirements.                                               X
                                                                                     --------      ------
8)   Electrical:  Tenant is responsible for Tenant's proportionate share of bringing electrical service from the back of the building into the
     Premises.  All electrical work shall be in accordance with applicable
     City Code requirements.  Power requirements exceeding 100 amps must
     be approved by Landlord prior to Tenant commencing construction.                                 X
                                                                                     --------      ------
9)   Other Utilities:
     a)  Rough-in plumbing (brought to rear of building).                               X
                                                                                     --------      ------
     b)  Sanitary Sewer (brought to rear of building).                                  X
                                                                                     --------      ------
     c)  Natural Gas.                                                                   X
                                                                                     --------      ------
     d)  Hot water heater.                                                                            X
                                                                                     --------      ------
10)  Heating, Ventilation and Air Conditioning: (HVAC)
     a)  One ton per every 325 s.f. as a minimum, gas/electric HVAC unit.                             X
                                                                                     --------      ------
     b)  Roof penetration for HVAC unit.                                                              X
                                                                                     --------      ------
     c)  Air conditioning screen as required by City Code.                                            X
                                                                                     --------      ------
11)  Lighting:
     a)  Lighting to maintain adequate candlepower.                                                   X
                                                                                     --------      ------
     b)  Lighting in storage area.                                                                    X
                                                                                     --------      ------
12)  Rear exit metal door where required by City Code.                                  X
                                                                                     --------      ------
13)  Any cross partition walls.                                                                       X
                                                                                     --------      ------
14)  Signs subject to Landlord's  approval  (size and other criteria to
     meet applicable City Code as well as Landlord's sign criteria).                                  X
                                                                                     --------      ------
15)  Trade fixtures, shelving and other work necessary for retail operations.                         X
                                                                                     --------      ------
16)  Application for separate metering of applicable utilities.                                       X
                                                                                     --------      ------
17)  All additional work not stated herein-above.                                                     X
                                                                                     --------      ------
18)  Plans and specifications for construction.                                                       X
                                                                                     --------      ------

The cost of any and all work not specifically delineated as Landlord's Work, or any increase in cost resulting from subsequent changes, shall be the responsibility of, and paid for by Tenant.

Tenant shall apply, or cause to be applied, for a Certificate of Occupancy upon notification by contractor or Landlord that the Premises are ready for occupancy.


                                       i.

                          CORRIDOR PARK POINTE II, L.P.

                   DESCRIPTION OF LANDLORD'S AND TENANT'S WORK

NOTES:

A. Tenant agrees to accept the Premises in existing condition, to submit approved plans and specifications for all necessary building permits, and to move posthaste to finish the lease space in a good and workmanlike manner.

B. Tenant shall apply for separate metering of applicable utilities in Tenant's own name and will be responsible for all deposits. All utilities shall be placed according to the City or any other governmental entity having jurisdiction.

C. Tenant shall apply for a Certificate of Occupancy (or equivalent document as may be issued by the City) and shall deliver a copy of such to Landlord prior to the Commencement Date.

D. Tenant shall supply Landlord with plans and specifications at Tenant's expense of the proposed renovation of the Premises within fifteen (15) days of execution of this Lease Agreement. Tenant may not commence construction of the Premises until Landlord has approved in writing the plans and specifications.

E. All salvage carpeting, light fixtures, doors, closure devices, HVAC, etc., shall remain the property of Landlord at Landlord's option. Landlord shall not be liable for or warrant the serviceability of these items.

F. All maintenance and repair of the Heating, Ventilating and Air Conditioning system (HVAC) during the term of this lease is the sole responsibility of the Tenant. Location of all HVAC 6nits or any other roof mounted equipment to be approved by Landlord's roofing contractor. Any penetrations in the roof or exterior walls or any other modifications to the Project to be approved by Landlord prior to the commencement of the work.

G. Demising wall between spaces are to be one hour fire rated, full height to roof deck with a closure strip at deck.

H. The wall above the storefront on the back side of the soffit in all area is to be a one hour fire rated wall, full height to roof deck with a closure strip at the deck.

I. Storefront is to meet Landlord's specifications. Storefront criteria to be provided by Landlord.

J.    All toilet facilities should meet handicap requirements.

K. Building signage shall conform to the sign criteria established by the Landlord.

L. Power for signage, if required. shall be provided through each individual lease space by Tenant with relay connection to house light circuit.

M. All utilities should be placed according to the City requirements or any other governmental entity having jurisdiction.

N. All fees, permits and other charges relating to Tenant construction shall be the exclusive responsibility of Tenant.

O. If there are any changes by Tenant, Tenant's contractors, subcontractors or agents from the improvements set forth in the final plans and specifications referred to above, each such change must receive the prior written approval of Landlord. Tenant shall, upon completion of the improvements, furnish Landlord with an accurate "as built" plan of the improvements as constructed.

P. Tenant shall supply Landlord copies of all mechanical equipment manuals, warranties, etc. upon request.


                                      ii.

                          CORRIDOR PARK POINTE II, L.P.

                   DESCRIPTION OF LANDLORD'S AND TENANT'S WORK

NOTES:

Q. Tenant shall provide Landlord with duly executed, valid and effective waivers of lien or release of all statutory or constitutional liens, from Tenant's contractor and subcontractors, holding Landlord harmless from any obligations which may have been incurred by Tenant or Tenant's contractor or subcontractors with respect to the work material furnished during the construction of the Leasehold improvements.

R. Any contractor and/or subcontractors engaged by Tenant shall comply with all standards and regulations established by Landlord. Such contractors and subcontractors shall possess both general liability and workmen's compensation insurance prior to performing any work on the Premises and Landlord shall be provided proof of such insurance. Tenant's Work shall be conducted in such manner as to minimize Landlord's operation of the Project and/or use of the Project by other tenants.


                                      iii.

                                  EXHIBIT "B-1"

                          CORRIDOR PARK POINTE II, L.P.

                   DESCRIPTION OF LANDLORD'S AND TENANT'S WORK

1. Tenant agrees to accept the Premises in its existing "as is" condition (except as otherwise provided herein) and to complete the construction of the Premises to final form, including all utility connections in accordance with paragraph 2, below.

2. Landlord shall reimburse Tenant a construction allowance of $272,448.00 within thirty (30) days after the following events have taken place:

      a) Approval of plans and specifications furnished by Tenant to Landlord within fifteen (15) days following execution of this Lease. Landlord shall approve or disapprove Tenant's plans and specifications within ten (10) days after receipt of same. Landlord's failure to approve or disapprove such plans and specifications within such time shall be deemed as approval of same;

      b) Completion of Tenant's construction work in accordance with approved plans and specifications subject to Landlord's reasonable approval;

      c) Receipt by Landlord from Tenant of a Certificate of Occupancy issued by the City or other municipal or governmental agency authorized to issue such Certificate for the premises;

      d) Receipt by Landlord from Tenant of a release and waiver of all liens, holding Landlord harmless from any obligation whatsoever which may be or may have been incurred by Tenant, or Tenant's contractors or subcontractors, during the construction of Premises.

      e) Receipt by Landlord of Tenant's proof of insurance certificate, naming Landlord as "Additional Insured."

      f) Receipt by Landlord of a signed "Punch List" indicating that all Punch List items noted in the walk-through have been completed to Tenant and Landlord's reasonable satisfaction.

Landlord agrees to reimburse to Tenant the construction allowance referenced above in no more than three (3) partial payments instead of one total payment. Each partial reimbursement request by Tenant shall include a certification from a registered architect that Tenant's interior improvements have been completed according to the approved plans and specifications and indicate that the improvements have been completed to a point equal to or greater than the proportionate amount of the total reimbursement being requested. All of the other required events listed above must be completed prior to the final reimbursement request by Tenant.


                                       i.

                                   EXHIBIT "C"

                              ADDITIONAL PROVISIONS

1. First Right of Refusal. If Landlord shall receive, during the Term, an offer to lease all or any portion of the space in 100 Michael Angelo Way, Building E, which offer Landlord shall desire to accept. Landlord shall transmit a memorandum of the said offer to Tenant. The memorandum shall set forth in detail the terms of the offer, including a description of the space, the rent (including any abatement and escalations thereof), condition of the space (i.e., as is, building standard construction, tenant improvement allowances), taxes, maintenance costs and other pass-throughs, and any other material terms of the offer. Within ten (10) days of receiving Landlord's memorandum, Tenant may elect, by written notice to Landlord, to accept the offered space upon the same terms and conditions stated in the offer. Tenant's failure to make the election shall be deemed a rejection of the offered space. Upon Tenant's acceptance of the offered space, the parties shall execute an amendment incorporating the offered space into this Lease subject to all of the terms, covenants, and conditions therein, except as modified by the terms of the offer and such amendment shall be fully executed by both parties within thirty (30) days of Tenant's acceptance of the offered space. Notwithstanding anything to the contrary in the offer, the term of the lease for the offered space shall be coterminous with the term of this Lease.

2. Security Deposit. Tenant agrees to provide Landlord, prior to the start of Tenant's Work, a Security Deposit in the form of an Irrevocable Letter of Credit, in an amount equal to $100,000, for a term of twenty-four (24) months, issued by a financial institution approved by Landlord in its sole discretion. This Letter of Credit shall be prepared in a form acceptable to Landlord and shall serve as security for the Lease and will be drafted so that Landlord can draw upon such Irrevocable Letter of Credit without any additional action should Tenant be in default of' this Lease Agreement. Specifically, should Tenant remain in default of this Lease Agreement for ten (10) days after written notice of the default is sent by Landlord, Landlord may present evidence of such default and draw upon the Irrevocable Letter of Credit with no other action necessary.

      Upon the date thirty (30) days prior to the expiration of die $100,000 Irrevocable Letter of Credit, Tenant shall be obligated to provide Landlord a new Irrevocable Letter of Credit under the same terms and conditions listed above, except that the term will be for twelve (12) months, in the amount of $50,000. Upon the date thirty (30) days prior to the expiration date of the $50,000 Irrevocable Letter of Credit, Tenant shall be obligated to provide Landlord a new Irrevocable Letter of Credit under the same terms and conditions listed above, except that the term will be for twenty-four (24) months, in the amount of $20,000.

      Should Tenant at anytime fail to provide Landlord with a new Irrevocable Letter of Credit upon the date thirty (30) days prior to the expiration date of the Irrevocable Letter of Credit held by Landlord, then Tenant shall be deemed to be in default, as described in Section 19 of the Lease Agreement, and Landlord may -immediately draw upon the Irrevocable Letter of Credit held by Landlord with no additional action or notice other than provided for in the Lease.


                                       i.

                                   EXHIBIT "D'

                          CORRIDOR PARK POINTE II, L.P.

                 RULES AND REGULATIONS TO USE OF THE COMMON AREA

The use of the Common Area by Tenant and Tenant's agents, employees, servants, visitors and invitees shall be subject to the following rules and regulations.

      1. Tenant agrees to park all trucks and other vehicles owned by Tenant in the rear of the Building. Upon request by Landlord, Tenant agrees to provide Landlord with a complete list of all license numbers of vehicles owned by Tenant that will be parked at the Building.

      2.    Not applicable.

      3. The delivery or shipping of merchandise, supplies and fixtures to and from the Premises shall be subject to such rules and regulations as in the sole discretion of Landlord shall be necessary for the proper operation of the Project.

      4. No person shall use any utility area, truck facility or other area reserved for use in connection with the conduct of business except for the specific purpose for which such area is designated.

      5. Except as permitted in a Tenant's lease of the Premises or except as permitted by Landlord's prior written consent, no person shall within the Common Area:

            a. Vend, peddle or solicit orders for sale or distribution of any merchandise, device, service, periodical, book, pamphlet or other matter whatsoever;

            b. Exhibit any sign, placard, banner, notice or other written material;

            c. Distribute any circular, booklet, handbill, placard or other material;

            d. Solicit membership in any organization, group or association or contribution for any purpose;

            e. Parade, patrol, picket, demonstrate or engage in any conduct that might tend to interfere with or impede the use of the Common Area by Landlord or any occupant or any employee, or invitee of any occupant of the Project, create a disturbance, attract attention or harass, annoy, disparage, or be detrimental to the interests of an), business establishments within the Project;

            f. Use the Common Area for any purpose when none of the business establishments within the Project is open for business or employment;

            g. Throw, discard or deposit any paper, glass or extraneous matter of any kind, except in designated receptacles, or create litter or hazards of any kind (Tenant agrees to crush boxes and deposit in trash container);

            h. Deface, damage or demolish any sign, light standard or fixture, landscaping material or other improvements within, or property situated within the Common Area or the Project; and

            i.    Solicit any other business or display any merchandise.

      6. All floor area, including vestibules, entrances and exists, doors, fixtures, windows and plate glass shall be maintained in a safe, neat and clean condition.

      7. No portion of the Common Area or the Project shall be used for any lodging or illegal purposes.

      8. The sidewalks and stairways of the Common Area or the Project shall not be obstructed by any Tenant or used by any Tenant for any purpose other than for ingress to and egress from their respective Premises. No Tenant and no employee or invitee of any Tenant shall go upon the roof of any building in the Project except for the sole purpose of servicing its air conditioning units or rooftop equipment.

      9. In the case of any invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord's sole discretion, Landlord reserves the right to prevent access to the Common Area and Project during the continuance of the same by such action as Landlord may deem appropriate, including closing entrances to the Project and Common Area.


                                       i.

                                   EXHIBIT "D'

                          CORRIDOR PARK POINTE II, L.P.

                 RULES AND REGULATIONS TO USE OF THE COMMON AREA

      10. No Tenant shall place or permit any radio or television antenna, loudspeaker, amplifier or other device in the Common Area or where the same can be seen or heard in the Common Area without the prior written consent of Landlord.

      11. No person shall use any part of the Common Area for any purpose other than those for which the Common Area is intended.

      12. No part of the Common Area shall be used for storing or maintaining any material or property, whether on a temporary basis or otherwise.

      13. Any repairs, maintenance or replacements to the Common Area required to be made by Landlord which are occasioned by the act or negligence of any Tenant, its agents, employees, sub-tenants, licensees and concessionaires, shall be paid for by such Tenant upon demand to the extent not covered by Insurance proceeds paid to Landlord therefore.

      14. No Tenant shall make any alteration, addition or improvement to or remove any portion of the Common Area, and no Tenant shall make any changes to or paint any portion of the Common Area, or install any lighting, decorations or paintings in or to the Common Area.

Landlord shall at all times have the right to change these rules and regulations or to promulgate other rules and regulations in such manner as may be deemed advisable for safety, care or cleanliness of the Project, for preservation of good order therein, or for other purposes, all of which rules and regulations, changes and amendments shall be carried out and observed by Tenant. All such rules shall be reasonable and shall be applied in a reasonably non-discriminatory manner to all Tenants of the Project. Tenant shall further be responsible for the compliance with these rules and regulations by the employees, servants, agents, visitors and invitees of Tenant. In the event any provisions of these rules and regulations shall conflict with any specific provisions of the Lease Agreement to which this Exhibit is attached, the provisions of the Lease Agreement shall control.


                                       ii.

                                   EXHIBIT "E"

                          CORRIDOR PARK POINTE II, L.P.

              COST OF OPERATION AND MAINTENANCE OF THE COMMON AREA

The cost of operation and maintenance of the Common Area shall include, but shall not be limited to, all cost and expenses incurred by Landlord in operating, maintaining, repairing, lighting, signing, cleaning, painting, stripping, insuring, equipping, staffing, heating and cooling, securing and policing of the Common Area, including, among other costs, all costs and expenses for or associated with the following (which may be incurred by Landlord in its sole discretion):

      1. Alarm systems, alarm services, security personnel, security services, patrol services and fire protection; if and only if requested by Tenant. If Tenant does not feel that such services are necessary, it agrees to execute a waiver and hold harmless agreement for Landlord that holds Landlord harmless against any claims, damages or causes of action arising due to the lack of security services provided to the Premises;

      2.    Maintenance of sprinkler systems serving the Project and/or Common
            Area;

      3. Insurance, including, without limitation, liability insurance for personal injury, death and property damage, insurance against fire, extended coverage, theft or other casualties, fidelity bonds for personnel, insurance against liability for assault and battery, defamation and claims of false arrest and loss of rents insurance;

      4.    Not applicable;

      5. Repair, cleaning, sweeping, painting, striping of asphalt parking areas and concrete parking areas, curbs, walkways, pipe bollards, guardrails, bumpers, fences, screens, flagpoles, bicycle racks, signs and other markers, landscaping, drainage pipes, ducts. conduits and similar items and lighting facilities;

      6. Replacing flowers, trees, shrubbery, planters and other landscaping items and materials;

      7.    Not applicable;

      8. Maintenance and repair of utility systems serving the Common Area, including, but not limited to, water, sanitary sewer and storm water lines and drainage systems, electrical, gas, telephone and lighting systems (including bulbs, poles and fixtures) and other utility lines, pipes and conduits, including utility charges in connection with any of the foregoing systems;

      9.    Maintaining and operating sewage treatment facilities, if any;

      10. All licenses and permit fees and surcharges that may result from any law, rule, regulation, guideline or order;

      11.   Lighting and power to the Common Area;

      12. Water services, if any, furnished by Landlord for the non-exclusive use of all tenants and their guests and invitees;

      13.   Operating and maintaining any public toilets and restrooms;

      14.   Removal of snow, ice, trash and debris;

      15. Maintaining federal, state or local governmental ambient air and environmental standards;

      16.   Maintaining and operating signs of all types;

      17.   Not applicable;

      18.   Parcel pick-up and delivery services;

      19. All materials, supplies and services purchased and hired in the operation of the Common Area or for the purposes set forth in this Exhibit;

      20.   Not applicable;

      21.   Not applicable;


                                       i.

                                   EXHIBIT "E"

                          CORRIDOR PARK POINTE II, L.P.

              COST OF OPERATION AND MAINTENANCE OF THE COMMON AREA

      22. Assessments levied against the Project by any community association or otherwise under any applicable restrictive covenants or the like covering the Project and other property within any development complex; and

      23. Administrative cost directly attributable to the Common Area for maintenance personnel of Landlord or any related entity of Landlord.

Provided there should be no duplication of costs in this Exhibit with any cost Tenant is responsible to pay in other provisions of the Lease Agreement to which this Exhibit is attached.


                                       ii.

                                   EXHIBIT "F"

                           TENANT ESTOPPEL CERTIFICATE

TO: LENDER and/or its affiliates:

1 The undersigned is the lessee under that certain lease ("Lease") dated __________, 199__ by and between __________, a __________, ("Lessor"); and
      __________, a __________ ("Lessee"), covering those certain Premises commonly known as the __________, Building located at __________, __________, Texas. Terms which are used in this Tenant Estoppel Certificate and are not defined are used with the meanings provided in the Lease.

2. The Lease has not been modified, changed, altered or amended in any respect (except as indicated following this sentence) and is the only Lease or agreement between the undersigned and Lessor affecting said Premises.

3. The undersigned has made no agreements with Lessor or its agent or employees concerning free rent, partial rent, or rebate of rental payments except as set forth or contemplated in the Lease.

4. The undersigned has accepted occupancy of the Premises on or about __________, 199__. The first month's rent for said portion of the Premises has been paid. No rent has been prepaid for more than two (2) months. The fixed minimum rent being paid as above is a total of $_____ per month.

5. To the best of Lessee's present, actual knowledge, the Lease is not in default. To the best of Lessee's present, actual knowledge as of the date hereof, the undersigned is entitled to no free rent except as set forth in the Lease.

6. The Lease does not contain and the undersigned does not have any outstanding options or rights of first refusal to purchase tile Premises or any part thereof or the real property of which the Premises are a part.

7. No actions, whether voluntary or otherwise, are pending against the undersigned under the bankruptcy laws of the United States of any state thereof.

8. The undersigned acknowledges that Lessor has stated that all of the interest of Lessor in and to the above-mentioned Lease is being or has been duly assigned to (Lender) or one of its affiliates, hereinafter "Lender." For purposes of Paragraph 9 below, Lender's address is
      __________.

9. Lessee agrees to give any Mortgagees and/or Trust Deed Holders by certified mail, a copy of any notice of default served upon Lessor, provided that prior to such notice Lessee has been notified, in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of such Mortgagees and/or Trust Deed Holders. Lessee further agrees that if Lessor fails to cure such default within the time provided for in this Lease, then the Mortgagees and/or Trust Deed Holders shall have an additional ten (10) day period within which to cure such default prior to Lessee taking any action (by lawsuit or otherwise) to terminate this Lease.

10. Lessee has executed this Tenant Estoppel Certificate with the knowledge that Lender may be relying on the truth of the statements made herein in advancing funds under a loan by it to Lessor.

DATED this __________ day of __________, 199__.

                                        Lessee


                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________


                                       i.

                                   EXHIBIT "G"

                              CORRIDOR PARK POINTE

                                  SIGN CRITERIA

General

All tenant signs are to be manufactured as individual letterforms. Symbols or logotype must be silhouetted. Sign panels or signs mounted to raceways are not permitted. Landlord herein approves Tenant's standard logo for use in building signage.

Sign Quantity

Tenants are limited to one (1) sign.

Size/Sign Area

Tenant sign letterforms shall not exceed 36" in height. Symbols or logotypes that are an integrated part of the letterform identity may exceed this height at the owner's discretion. Sign length shall not exceed 30'.

Sign Color

Tenant sign color is subject to owner approval. Colors that are deemed incompatible with building architecture will be subject to change. Landlord herein approves Tenant's standard color for use in building signage.

Illumination

Signs are non-illuminated.

Materials

Letterforms shall be manufactured using aluminum channel letter methods. Letter returns shall be no less than .063 thickness, consistent with the strength and integrity of the letterform. Returns shall be welded from inside. Pre -manufactured trimcap materials are prohibited. All letterforms shall be primed and painted with a catalytic automotive acrylic of durable quality such as Mathews, DuPont, Centari, or similar reputable manufacturers. Plastic formed letters are prohibited.

Artwork Submittal

Fabrication drawings for tenant sign must be submitted in elevation and drawn to scale for owner's review and approval. Notations for color and color samples shall be submitted with drawings.

Mounting Methods

Letterforms and symbols are to be individually stud-mounted with non-corrosive stainless steel materials. Letters shall be mounted flush to the building exterior wall. No stand-offs or raceways are permitted.


                                       i.

                                  EXHIBIT "H"

                              CORRIDOR PARK POINTE

                             SUBORDINATION AGREEMENT

This Subordination Agreement (herein the "Agreement") is made as of the __________ of __________, 19__, by and between __________, (herein "Landlord")
and (herein "Landlord") and (herein "Secured Party"), and __________, (herein "Tenant").

WHEREAS, Landlord and Tenant have executed that certain lease agreement dated __________, (herein the "Lease") for the premises located at __________, Austin, Texas (herein the "Leased Premises"), in the building known as __________ located on the real property described in Exhibit "A" attached hereto and incorporated herein by this reference; and

WHEREAS, there has been or will be stored or installed in the Leased Premises certain property (herein the "Property") specifically described in Exhibit "B" attached hereto and incorporated herein by this reference; and

WHEREAS, to secure the Tenant's obligation to pay certain indebtedness owed to the Secured Party, a security title to and/or a security interest in the Property has been or will be retained by or has been or will be transferred, conveyed or assigned by the Tenant to the Secured party under a security agreement, conditional sales contract, lease agreement, chattel mortgage, bill of sale or secured debt or similar agreement;

NOW THEREFORE, for and in consideration of the mutual promises contained herein and the Secured party's reliance upon the foredescribed security interest, the receipt and sufficiency of which are hereby acknowledged by the Landlord and the Secured Party, it is hereby agreed by the Landlord and the Secured Party as follows:

1. Except as otherwise provided herein, the Landlord subordinates any and all liens, claims or rights the Landlord may have to the property by virtue of the Lease or arising by operation of law or equity or . otherwise to the security title and/or security interest of the Secured Party of the Property.

2. Prior to exercising its rights under Paragraph 3 below based upon a default by Tenant in payment of the indebtedness owed to Secured Party, Secured Party agrees to provide Landlord at least ten (10) days written notice of any default by Tenant in the payment of the indebtedness owed to Secured Party.

3. The Secured Party is expressly authorized to enter upon the leased Premises at any reasonable time and remove the Property therefrom after prior written notice of such entry and removal is given to Landlord. Secured Party shall defend and indemnify Landlord against and hold Landlord harmless from any and all claims and causes of action arising from, or caused by Secured Party's entering the Premises or removing the Property therefrom, and all costs and expenses reasonably incurred in connection with any such claims or causes of action. Tenant agrees and consents to the exercise by Secured Party of its rights under this Agreement and waives, releases, and covenants not to assert, any claim against Landlord in favor of Tenant, which may arise from such action by Secured Party.

4. Nothing herein contained shall release the Secured Party from, and the Secured Party expressly agrees to be responsible for, any and all damages resulting to the Leased Premises as a result of such entry and removal, including without limitation, the reasonable cost of any repairs as a result of the Secured Party's entry of the Leased Premises and removal of the Property. Secured Party shall reimburse the Landlord for the amount of any such repairs following notice of such repairs from the Landlord.

5. Secured Party, Landlord and Tenant agree that the subordination of Landlord's rights described herein is not intended as a subordination of, and shall not subordinate or otherwise alter, Landlord's rights with respect to any mechanics' liens which may be placed upon the Leased Premises due to any alterations, modifications, improvements, or other work at or upon the Leased Premises by Tenant, or its employees, agents, contractors or material men.

6 The Secured Party agrees, in the case of the Tenant's default pursuant to the Lease, and Landlord's action to terminate the Lease or Tenant's possession thereof, and, then following written notice by the Landlord to the Secured Party that the Landlord has terminated the Lease or Tenant's possession thereof, to remove the Property from the Leased Premises at Secured Party's sole cost and expense, within twenty (20) days following said notice from Landlord. Failure to remove the Property as described in this paragraph shall render this Agreement null and void. Nothing in this Agreement shall entitle the Secured Parry to occupy the Leased Premises for or during any time in which the Tenant is not entitled to occupy the Leased Premises pursuant to the Lease.

7 Any notice pursuant to this Agreement shall be deemed to have been given, whether or not received, when deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, to the respective parties at the following addresses:


                                       i.

SECURED PARTY:                          ________________________________________

                                        ________________________________________

                                        ________________________________________


                                        ________________________________________


LANDLORD:                               ________________________________________

                                        ________________________________________

                                        ________________________________________


                                        ________________________________________

This Agreement shall be binding upon and inure to the benefit of the heirs, representatives, successors and assigns of the Landlord and the Secured Party.

LANDLORD:

By: ________________________________

Title: _____________________________


SECURED PARTY:

By: ________________________________

Title: _____________________________


                                      ii.

                                   EXHIBIT "A"

                           TO SUBORDINATION AGREEMENT

                       Legal Description of Real Property


                                       i.

                                   EXHIBIT "B"

                           TO SUBORDINATION AGREEMENT

                        Description of Tenant's Property


                                       i.

                                   EXHIBIT "I"

                              CORRIDOR PARK POINTE

                         SUBORDINATION, NON-DISTURBANCE

                            AND ATTORNMENT AGREEMENT

This SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the "Agreement") is entered into as of the _____ day of __________, 1999, by and between THE FROST NATIONAL BANK, a national banking association ("Lender"), having its address as P.O. Box 1600, San Antonio, Texas 78296 and INTELLIGENT REASONING SYSTEMS, INC., ("Tenant"), having an office at 100 Michael Angelo Way, Suite 900, Round Rock, Texas 78728.

                              W I T N E S S E T H:

WHEREAS, Lender is the owner and holder of that certain lien evidenced by a Deed of Trust dated December 18, 1998, to be recorded in the Deed of Trust Records, Travis County, Texas, securing a loan (the "Loan") in the original principal amount of $7,272,750.00 made by Lender to CORRIDOR PARK POINTE, L.P., a Delaware limited partnership ("Landlord");

WHEREAS, the Landlord is the owner of the property covered by the lien of the above described Deed of Trust (the "Property).

WHEREAS, Tenant has entered into a certain Lease Agreement (as such Lease Agreement may hereafter be amended, modified or supplemented from time to time, the "Lease") dated or to be dated __________, 1999, covering the Property as more particularly described in said Lease (the "Demised Premises").

NOW, THEREFORE, for and in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

      1. Subject to the provisions hereinafter set forth, Tenant covenants and agrees that the Lease now is and shall at all times continue to be subject and subordinate to the Deed of Trust and to all replacements, renewals and extensions of same.

      2. As long as Tenant is in material compliance with its obligations under the Lease, Lender shall not name Tenant as a party defendant in any action for foreclosure or other enforcement of the Deed of Trust or the obligations which it secures, nor shall the Lease or Tenant's rights hereunder be terminated in connection with, or by reason of, foreclosure or other proceedings for the enforcement of the Deed of Trust or the obligations it secures, or by reason of a transfer of the Landlord's interest under the Lease pursuant to the taking of a deed or assignment in lieu of foreclosure (or similar device), nor shall Tenant's use or possession of the Demised Premises, or any portion thereof, be interfered with by Lender, except that the person acquiring, or succeeding to tile interests of tile Landlord as a result of any such action or proceeding (the "Successor"), shall not be:

            (a)   bound by any prepayment of more than one month's rent;

            (b) bound by any amendment or modification of the Lease made without, Lender's consent;

            (c) obligated for any amounts owing by Landlord under the Lease prior to such Successor succeeding to the interests of Landlord.

      3 If the interests of the Landlord under the Lease shall be transferred by reason of foreclosure or other proceeding for enforcement of the Deed of Trust or the obligations which it secures, or pursuant to a taking a of a deed or assignment in lieu of foreclosure (or similar device), Tenant shall be bound to the Successor and the Successor shall be bound to Tenant under all the terms, covenants and conditions of the Lease for the unexpired balance of the term remaining (and any extensions, if exercised), with the same force and effect as if the Successor were the Landlord.

Tenant, on satisfaction of such conditions, does hereby (i) agree to attorn to the Successor, including Lender if it be the Successor, as its Landlord, (ii) affirm its obligations under the Lease and (iii agree to make payments of all sums due under the Lease to the Successor, said attornment, affirmation and agreement to be effective and self-operative, following written notice to Tenant, without the execution of any further instruments, upon the Successor succeeding to the interest of Landlord under the Lease.

      4. Nothing contained in this Agreement shall in any impair or affect the lien created by the Deed of Trust except as specifically set forth herein.

      5. This Agreement shall be governed by the Laws of the State of Texas. If any terms of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of any such terms to any person or circumstances other than those as to which it is invalid or enforceable shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent by law.


                                       i.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and date first above written.

                                        LENDER:

                                        THE FROST NATIONAL BANK,
                                        a national banking association

                                        By:  ___________________________________

                                        Its: ___________________________________


                                        TENANT:

                                        INTELLIGENT REASONING SYSTEMS, INC.

                                        By:  ___________________________________

                                        Its: ___________________________________


                                      ii.